Testing the Waters Materials Related to Series #URL3

From the Rally App:

#URL3

BASKET OF FIVE 3-LETTER .COMS (DOMAINS)

THIS INITIAL OFFERING IS COMING SOON!

NAQ.COM
QOB.COM
UOS.COM
VDT.COM
ZIZ.COM

CURRENT VALUE: $170,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

NOTIFY WHEN ACTIVE

#URL3

BASKET OF FIVE 3-LETTER .COMS (DOMAINS)

C.O.A. | SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	34,000
Initial Offering Market Cap.	$170,000
Storage Location	Rally

ASSET SPECIFICATIONS

URL	NAQ.com
TLD	.com
Original Creation Date	December 26, 1995

Registrar	GoDaddy.com, LLC
Updated	January 27, 2018
Expiration Date	December 25, 2022
URL	QOB.com
TLD	.com
Original Creation Date	April 3, 1996
Registrar	GoDaddy.com, LLC
Updated	January 8, 2018
Expiration Date	April 4, 2022
URL	UOS.com
TLD	.com
Original Creation Date	August 23, 1995

Registrar	Network Solutions, LLC
Updated	June 23, 2020
Expiration Date	August 22, 2026
URL	VDT.com
TLD	.com
Original Creation Date	August 17, 1993
Registrar	NameCheap Inc.
Updated	January 11, 2018
Expiration Date	August 16, 2022
URL	ZIZ.com
TLD	.com
Original Creation Date	July 25, 1997

RSE Innovation, LLC

DOMAIN NAMES: Due-Diligence Checklist

Domain: **NAQ.com**

Performed by: **WilyFish.com**

Date Performed: **August 5, 2021**

The following analysis is divided into two sections: (1) Disqualifying Events, and (2) URL Grading. Disqualifying Events are tests that, if they reveal certain information, would disqualify a URL from being listed on Rolly. URL Grading is a set of more subjective tests that provide information and relative ratings with regard to the risk associated with a URL. The thresholds, test parameters, and services used (if applicable) are indicated for each test. For tests that produce more information than a pass/fail or score, the full reports should be attached to this document and referenced in the Result.

Analysis	Test	Result
	A. DISQUALIFYING EVENTS	
1. Prior Site Usage	Was the URL used for any prior illegal activities? (ex: pornography, pirating, etc.)	**PASS** / FAIL
2. UDRP Disputes	Are there any outstanding or poorly resolved UDRP claims that indicate a likelihood of future challenges?	**PASS** / FAIL
	B. URL GRADING	
3. WHOIS History	Number of recent changes (>5 in the past 2 years or >3 in the prior year may be considered high risk, pending additional review)	RISK PROFILE: HIGH / MED / **LOW**
4. Email Blacklists	Presence on any current or prior blacklists (w/ analysis of any required remediation)	RISK PROFILE: HIGH / MED / **LOW** **None**
5. Search Engine Reputation & Backlinks	Analysis indicating current reputation (w/ analysis of any required remediation)	RISK PROFILE: HIGH / MED / **LOW**
6. Trademark Review	Analysis of full report of domestic / international trademark search & review	RISK PROFILE: HIGH / MED / **LOW** **Generic 3 letter** **4 US Trademarks** **23 Trademarks World Wide**

#URL3 | $170K

SIMILAR ASSET SALES

TRADING ON RALLY

Prices are not adjusted for inflation

1M 3M 6M 1Y **ALL**

0%

COMPARABLE ASSET VALUE CHANGE

0

TRANSACTIONS

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.

"As of last week, all possible three character [.COM] combinations had been registered, without exception."

NEW YORK POST

April 2000

JOIN THE CONVERSATION ›

#URL3

BASKET OF FIVE 3-LETTER .COMS (DOMAINS)

3-letter .COM domains, often referred to as 'LLL' domains, are valued for their versatility, both as an acronym for businesses or as an online representation for one's initials. Just 17,576 of these combinations can ever exist and all of them have been claimed for over 20 years. #URL3 is a basket of five 'LLL' domain names (NAQ.com, QOB.com, UOS.com, VDT.com, and ZIZ.com). Each of #URL3's domains were registered before Google.com... and VDT.com was one of the first 700 sites ever registered.

BROWSE ALL DETAILS ›

VDT.COM

#URL3 | *Visuals*

By April of 2000 all 3-letter .COM domains had been registered.

LAUNCH GALLERY ›

COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

DESCRIPTION OF SERIES #URL3

Investment Overview

•Upon completion of the Series #URL3 Offering, Series #URL3 will purchase a basket of five Three-Letter Domains (listed below) as the underlying asset for Series #URL3 (the “Underlying Asset” with respect to Series #URL3, as applicable), the specifications of which are set forth below.

•Prior to the purchase of the Underlying Asset by Series #URL3, the Underlying Asset generated revenue through “domain parking,” which practice is described in “Description of the Business – Asset Selection.” The Company will determine if it is appropriate to make the Underlying Asset available for “domain parking” advertising and, if so, contract with a third party for such services.

•The Underlying Asset is a collection of three-character .com domain names. A general rule of thumb is that shorter domain names are more valuable. While this is not always the case, a concise domain is rarer and therefore more desirable. Shorter domains are considered more memorable and easier to share. The Underlying Asset is a collection of domains that are each three characters in length, plus the “.com” extension, and may make them more desirable to both domain investors and end-users of domains.

•The fact that the Underlying Asset may have generated revenue prior to its purchase by Series #URL3 is not an indication or prediction of future revenue or a representation that the Underlying Asset will generate any revenue in the future. Please see “Risk Factors” related to Contractual Revenues, including without limitation “Risks Specific to the Industry and the Asset Class ⸺ It is difficult to estimate with precision the projected future Contractual Revenues under any Underlying Asset because such estimation is necessarily based on future events that may or may not occur and that could change based on a number of factors that are hard to control. As a result, at the time of an Offering, it is difficult to predict an accurate return on investment or rate of return for an investment in a Series of Interests.”

•Series #URL3 consists of five Three-Letter Domains:

oNAQ.com

oQOB.com

oUOS.com

oVDT.com

oZIZ.com

Underlying Asset Details

NAQ.COM

Details
URL	NAQ.com
TLD	.com
Original Creation Date	December 12, 1995

Registrar History

Registrar	Updated	Expiration Date
GoDaddy.com, LLC	March 22, 2018	December 25, 2018
GoDaddy.com, LLC	July 30, 2012	December 25, 2018

Website History

Webpage/Redirect	Start	End
www.DNX.com signup	2021
Mediaoptions.com	2018	2021
NAQ Names and Quotes		2018

UDRP Complaints

Organization	Current Complaints as of the Date of this Filing	Past Complaints
World Intellectual property Organization	None	None
National Arbitration Forum	None	None
Asian Domain Name Dispute Resolution Centre	None	None

Email Blacklists

Organization	Current Status as of the Date of this Filing	Past Status
N/A	None	None

QOB.COM

Details
URL	QOB.com
TLD	.com
Original Creation Date	April 3, 1996

Registrar History

Registrar	Updated	Expiration Date
GoDaddy.com, LLC	January 8, 2018	April 4, 2019
Uniregistrar.com	April 30, 2018	April 4, 2020

Website History

Webpage/Redirect	Start	End
DNX.com	2019
MediaOptions.com	2018	2019

UDRP Complaints

Organization	Current Complaints as of the Date of this Filing	Past Complaints
World Intellectual property Organization	None	None
National Arbitration Forum	None	None
Asian Domain Name Dispute Resolution Centre	None	None

Email Blacklists

Organization	Current Status as of the Date of this Filing	Past Status
N/A	None	None

UOS.COM

Details
URL	UOS.com
TLD	.com
Original Creation Date	May 04, 1995

Registrar History

Registrar	Updated	Expiration Date
GoDaddy.com, LLC	May 15, 2016	November 09, 2023

Website History

Webpage/Redirect	Start	End
DNX.com	August 12, 2021
https://twitter.com/andrewrosener	January 8, 2021	August 12, 2021
Error Page		2021

UDRP Complaints

Organization	Current Complaints as of the Date of this Filing	Past Complaints
World Intellectual property Organization	None	None
National Arbitration Forum	None	None
Asian Domain Name Dispute Resolution Centre	None	None

Email Blacklists

Organization	Current Status as of the Date of this Filing	Past Status
N/A	None	None

VDT.COM

Details
URL	VDT.com
TLD	.com
Original Creation Date	August 17, 1993

Registrar History

Registrar	Updated	Expiration Date
NameCheap Inc.	February 12, 2018	August 16, 2018
NameCheap Inc.	August 7, 2018	August 17, 2019

Website History

Webpage/Redirect	Start	End
DNX.com	May 5, 2021
Mediaoptions.com	December 27, 2018
Error page		2018

UDRP Complaints

Organization	Current Complaints as of the Date of this Filing	Past Complaints
World Intellectual property Organization	None	None
National Arbitration Forum	None	None
Asian Domain Name Dispute Resolution Centre	None	None

Email Blacklists

Organization	Current Status as of the Date of this Filing	Past Status
N/A	None	None

ZIZ.COM

Details
URL	ZIZ.com
TLD	.com
Original Creation Date	July 25, 1997

Registrar History

Registrar	Updated	Expiration Date
GoDaddy.com, LLC	July 24, 2019	July 24, 2020
GoDaddy.com, LLC	May 16, 2019	July 24, 2019
GoDaddy.com, LLC	October 19, 2018	July 24, 2019
GoDaddy.com, LLC	January 5, 2018	July 24, 2019
GoDaddy.com, LLC	December 17, 2017	July 24, 2019

Website History

Webpage/Redirect	Start	End
DNX.com	August 12, 2021
www.ZIZ.com (Bodis landing page)	2021	August 12, 2021
Ziz.com (Sedo landing page)	2019	2021

UDRP Complaints

Organization	Current Complaints as of the Date of this Filing	Past Complaints
World Intellectual property Organization	None	None
National Arbitration Forum	None	None
Asian Domain Name Dispute Resolution Centre	None	None

Email Blacklists

Organization	Current Status as of the Date of this Filing	Past Status
N/A	None	None

Depreciation

The Company treats Intangible Assets as collectible and therefore will not depreciate or amortize the Underlying Asset going forward.